Exhibit 99.1

November 4, 2021

Parker S. Kennedy, Chairman

First American Financial Corporation

1 First American Way

Santa Ana, CA 92707

Re: Letter of Resignation

Dear Parker,

As discussed, please accept this letter as my formal notice of resignation from the Board of Directors of First American Financial Corporation, effective November 4, 2021.

I wish the Board much success in the future.

Please do not hesitate to contact me if I can be of any assistance.

Best regards,

/s/ Jean LaTorre

Jean LaTorre

cc:	Dennis J. Gilmore, Chief Executive Officer
Kenneth D. DeGiorgio, President
Lisa Cornehl, Senior Vice President, Chief Legal Officer
Margaret M. McCarthy, Director